SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                Date of Report:  October 4, 1994

       Date of Earliest Event Report:  September 30, 1994


                    Ferrellgas Partners, L.P.
                        Ferrellgas, L.P.
                    Ferrellgas Finance Corp.

   (Exact name of registrants as specified in their charters)


                            Delaware

 (State or other jurisdictions of incorporation or organization)


   1-11331                                        43-1675728
   33-53379                                       43-1676206
   33-53379                                       43-1677595

(Commission File Numbers)   (I.R.S. Employer Identification Nos.)


           One Liberty Plaza, Liberty, Missouri  64068

  (Address of principal executive offices, including zip code)


                         (816) 792-1600

      (Registrants' telephone number, including area code)

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Item 5.   OTHER EVENTS

          On September 30, 1994, Ferrellgas, Inc., the General Partner of Ferrellgas Partners, L.P. and Ferrellgas, L.P. (the "Partnerships"), entered into a definitive Purchase Agreement with Vision Energy Resources, Inc. ("Vision") for the purchase of the propane business owned and operated by Vision for a cash purchase price of $45 million. The closing of the transaction is subject to customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Following the closing of the transaction, the General Partner intends to transfer the assets of Vision to Ferrellgas, L.P.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a) Financial statements of businesses acquired.

               Not applicable.

          (b) Pro forma financial information.

               Not applicable.

          (c) Exhibits.

          The Exhibit listed in the Index to Exhibits is filed as part of this Current Report on Form 8-K.

                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              FERRELLGAS PARTNERS, L.P.

                              By:  FERRELLGAS, INC.


                              By   /s/ Danley K. Sheldon
                                   Danley K. Sheldon
                                   Vice President and